Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-To-Date December
	2022	2021	Change	Weather Adjusted Change	2022	2021	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	47,398	46,804	1.3%		204,273	193,380	5.6%

Total Retail Sales-	34,264	33,623	1.9%	(0.1)%	147,981	143,370	3.2%	1.2%
Residential	11,000	10,441	5.4%	(0.5)%	49,633	47,382	4.8%	0.2%
Commercial	11,219	10,938	2.6%	2.0%	48,279	46,639	3.5%	2.0%
Industrial	11,899	12,092	(1.6)%	(1.6)%	49,474	48,724	1.5%	1.5%
Other	146	152	(4.2)%	(4.0)%	595	625	(4.8)%	(4.8)%

Total Wholesale Sales	13,134	13,181	(0.4)%	N/A	56,292	50,010	12.6%	N/A

(In Thousands of Customers)

					Period Ended December
					2022	2021	Change
Regulated Utility Customers-
Total Utility Customers-					8,795	8,722	0.8%
Total Traditional Electric					4,437	4,385	1.2%
Southern Company Gas					4,358	4,337	0.5%